UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2003

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

On September 10, 2003, Cobra Electronics Corporation (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s principal independent accountants and engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s principal independent accountants. The engagement of Grant Thornton was approved by the Company’s Audit Committee and ratified by the Company’s Board of Directors.

Deloitte’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2002 and the subsequent interim period through September 10, 2003, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2002 or within the subsequent interim period through September 10, 2003.

The Company has provided Deloitte with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Deloitte’s letter, dated September 10, 2003, stating its agreement with such statements.

During the Company’s two most recent fiscal years ended December 31, 2002 and the subsequent interim period through September 10, 2003, the Company did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated September 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

Date: September 16, 2003	By:	/S/ MICHAEL SMITH

Michael Smith Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated September 10, 2003.